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            UNITED AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 2000, 1999 AND 1998






EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

United American of Tennessee, Inc., a Tennessee corporation, and its 75%-owned subsidiary, OmniCare Health Plan, Inc.